Exhibit 4.2

                                   CHARTERMAC
                              RESTRICTED SHARE PLAN
                                    SECTION 1

                                   DEFINITIONS

          As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

          "Administrator" means the Board or the Committee; whichever shall be administering the Plan from time to time in the discretion of the Board, as described in Section 3 of this Plan.

          "Award" means any award of Restricted Shares made pursuant to Section 6 of this Plan.

          "Award Agreement" means any written document setting forth the terms and conditions of an Award, as prescribed by the Administrator.

          "Board" means the Board of Trustees of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the committee appointed by the Board in accordance with Section 3 of this Plan.

          "Company" means CharterMac, a Delaware statutory trust.

          "Effective Date" means the date of the consummation of the transactions contemplated by the Contribution Agreement, dated December 17, 2002, between CharterMac Capital Company, LLC, the Related Companies, LP and other contributors defined therein.

          "Employee" means an individual who is employed (within the meaning of Section 3401 of the Code and the Treasury Regulations thereunder) by the Company or any Subsidiary other than Stephen M. Ross, Stuart J. Boesky, Alan P. Hirmes, Marc D. Schnitzer and Denise L. Kiley.

          "Entity" means a corporation, limited liability company, partnership or trust.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value of Shares" shall mean (i) if the Shares are not publicly traded on the day in question, the closing price of the Shares on the prior trading day or the next trading day (whichever is closest in time to the day in question), provided that such date is no more than five (5) days from the date the Award is granted, (ii) if the Shares are not publicly traded on the day in question and (i) above does not apply, the fair market value of the Shares on the day in question as determined and set forth in writing by the Administrator (which, in making such determination, shall make a good faith effort to establish the true fair market value of the Shares as of such date using such methods as it deems appropriate, including independent appraisals, and taking into consideration any requirements set forth in the Code or the Treasury Regulations thereunder), or (ii) if the Shares are publicly traded on the day in question, the closing price of the Shares on the day in question. The closing price shall be the average of the highest and lowest quoted selling prices on the American Stock Exchange or, if the Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, as reported by the NASDAQ Stock Market's National Market on the day in question, or if the



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Shares are not listed or admitted to trading on any national securities exchange or reported by the NASDAQ Stock Market's National Market, the closing price of the Shares shall be the average of the highest and lowest quoted selling prices as reported by The Wall Street Journal for the over-the-counter market on the day in question.

          "Participant" means any holder of one or more Awards, or the Shares issuable or issued upon the vesting of Awards, pursuant to the Plan.

          "Plan" means the CharterMac Restricted Share Plan, the terms of which are set forth herein.

          "Restricted Shares" means Shares subject to restrictions imposed pursuant to Section 6.2 of this Plan.

          "Share" or "Shares" means Common Shares of beneficial interest in the Company, or, in the event that the outstanding Shares are hereafter changed into or exchanged for different shares or securities of the Company or some other entity, such other shares or securities.

          "Subsidiary" means a current or future Entity in an unbroken chain of Entities ending with the Company if, at the time of granting of an award, each of such Entities owns securities possessing fifty-percent or more of the total combined voting power in at least one of the other Entities in such chain.

          "Trustee" means a member of the Board of Trustees of the Company.

                                    SECTION 2

                                    THE PLAN

     2.1  Name. This Plan  shall be known as the  "CharterMac  Restricted  Share
Plan."


     2.2 Purpose. The purpose of this Plan is to advance the interests of the Company and its shareholders by affording Employees an opportunity to acquire or increase their proprietary interest in the Company by the grant to such individuals of Awards under the terms set forth herein.

                                    SECTION 3

                                 ADMINISTRATION

     3.1 Administration. This Plan shall be administered, in the discretion of the Board from time to time, by the Board or by the Committee acting as the Administrator. The Committee shall be appointed by the Board, in a manner consistent with the Company's By-laws, and shall consist of two (2) or more Trustees and, if required for compliance with Section 16 of the Exchange Act, each of whom is a non-employee director within the meaning of Rule 16(b)-3 of the Exchange Act and, if required for compliance with Section 162(m) of the Code, each of whom is an outside director within the meaning of that section and the Treasury Regulations thereunder. The Board may from time to time remove members from, or add members to, the Committee. The Board shall fill vacancies on the Committee however caused. The Board may appoint one (1) of the members of the Committee as Chairman. The Administrator shall hold meetings at such times and places as it may determine. Acts of a majority of the Administrator at which a quorum is present, or acts reduced to or approved in writing by the unanimous consent of the members of the Administrator, shall be the valid acts of the Administrator.

     3.2 Duties. The Administrator shall from time to time at its discretion determine the Employees who are to be granted Awards, the terms of any Awards, and the number of Shares to be


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subject to Awards to be granted to each Participant. The interpretation and construction by the Administrator of any provisions of this Plan or of any Award granted thereunder shall be final. No member of the Administrator shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted hereunder.

                                    SECTION 4

                                  PARTICIPATION

     4.1 Eligibility. The Participants shall be persons (collectively, "Participants"; individually a "Participant") as the Administrator (or the Special Committee) may select from among the Employees.

                                    SECTION 5

                             SHARES SUBJECT TO PLAN

     5.1 Shares Available for Awards. Subject to adjustment pursuant to the provisions of Section 5.2 hereof, the total number of Shares, which may be issued pursuant to all Awards, shall not exceed 1,136,108 Shares. Shares that may be issued pursuant to Awards may be either authorized and unissued Shares or issued Shares that have been reacquired by the Company. If, and to the extent, any Award shall be forfeited, expire, or terminate for any reason without having resulted in the issuance of unrestricted Shares to a Participant or a Participant's beneficiary, new Awards may be granted covering Shares originally set aside for the forfeited, expired, or terminated Award.

     5.2 Adjustments.

          (a) Stock Splits and Dividends. Subject to any required action by the Board, the number of Shares covered by this Plan as provided in Section 5.1 hereof, the maximum number of Shares any Participant may receive as provided in Section 6.1, and the number of Shares covered by each outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a recapitalization, reclassification, subdivision or consolidation of Shares or the payment of a dividend (but only if paid in Shares), a share split or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.

          (b) Mergers. Subject to any required action by the Board and/or shareholders, if the Company shall merge with another entity and the Company is the surviving entity in such merger and under the terms of such merger the Shares outstanding immediately prior to the merger remain outstanding and unchanged, each outstanding Award shall continue to apply to the Shares subject thereto and shall also pertain and apply to any additional securities and other property, if any, to which a holder of the number of Shares subject to the Award would have been entitled as a result of the merger.

          (c) Adjustment Determination. To the extent that the foregoing adjustments relate to securities of the Company, such adjustments shall be made by the Company, whose determination shall be conclusive and binding on all persons. In computing any adjustment under this Section 5.2, any fractional Share which might otherwise become subject to an Award shall be eliminated.



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                                    SECTION 6

                                     AWARDS

     6.1  Award Grant and Agreement.

          (a) The Administrator may from time to time, subject to the terms of this Plan, grant to any Participant one or more Awards but in no event may any such Participant receive Awards under this Plan of more than 166,267 Shares during any one calendar year; provided, however, that the Administrator may from time to time grant Awards to eligible persons not described in Section 16 of the Exchange Act. Each Award grant shall be evidenced by a written Award Agreement, dated as of the date of grant and executed by the Company and the Participant, which Award Agreement shall set forth the number of Awards granted, the vesting schedule, and such other terms and conditions as may be determined appropriate by the Administrator, provided that such terms and conditions are not inconsistent with this Plan. The Award Agreement shall incorporate this Plan by reference and provide that any inconsistencies or disputes shall be resolved in favor of this Plan language.

          (b) Awards shall be made by the Administrator selectively among the Participants and the terms and provisions of such grants and the agreements evidencing the same (including, without limitation, the form, the amount, the timing, the terms for any purchase, and the vesting schedule of such grants) need not be uniform, whether or not the Participants are similarly situated. Moreover, the Administrator shall be entitled to modify the vesting terms and provisions of any outstanding Award at any time provided that the Participant shall so consent to any modification adverse to the Participant's interests.

          6.2 Restricted Share Awards.

          (a) Awards. The Administrator may award Restricted Shares to Participants, in such amounts, and subject to such terms and conditions as the Administrator shall determine in its discretion, subject to the provisions of this Plan. A Participant shall have no rights with respect to an Award unless the Participant accepts the Award within the time period the Administrator specifies by executing the Award Agreement prescribed by the Administrator. On the Effective Date, the Administrator shall grant the Employees of CharterMac Capital Company, LLC listed on Exhibit A Restricted Shares in the amounts disclosed at Exhibit A. The Restricted Shares shall be granted using the form of Award Agreement attached as Exhibit B.

          (b) Vesting. Unless an Award Agreement provides for a different vesting schedule, twenty-percent of the Shares subject to an Award shall become vested and nonforfeitable upon each anniversary of the grant date of the Award. When the Shares subject to an Award vest, the Company shall issue in the Participant's name a certificate or certificates for the appropriate number of Shares that vested under the Award.

          (c) Restrictions on Shares. Any certificate issued evidencing Shares subject to an Award shall either remain in the Company's possession until those Shares vest and are free of any other restrictions or shall bear a legend disclosing the restrictions imposed on such Shares pursuant to this Plan and the Award.

          (d) Forfeiture. Following the termination of the Participant's service with the Company and all Subsidiaries for any reason or for reasons designated in the Award Agreement, the Participant's Shares subject to an Award shall be forfeited.

          (e) Voting/Distributions. Participants shall be entitled to vote Shares subject to an Award on all matters the Company's shareholders are entitled to vote. Distributions payable on



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     Shares subject to an Award shall be paid by the Company to the Participant at the same time and manner as distributions are paid to the Company's shareholders.

     6.3 Non-Transferability.

          (a) General. Except as set forth in Section 6.3(c) of this Plan, Awards may not be sold, pledged, assigned, hypothecated, transferred, or otherwise encumbered or disposed of other than by will or by the laws of descent or distribution, and except as specifically provided in this Plan or the applicable Award Agreement. Furthermore, unless the applicable Award Agreement provides otherwise, additional Shares or other property distributed to the Participant in respect of Awards, as dividends or otherwise, shall be subject to the same restrictions applicable to such Award.

          (b) Special Rule for Beneficiaries. The designation of a beneficiary by a Participant will not constitute a transfer. In the absence of a validly designated beneficiary, a Participant's beneficiary shall be his or her estate.

          (c) Limited Transferability Rights. To the extent specifically authorized by the Administrator in an Award Agreement or amendment thereto, any Participant may transfer Awards either by gift to immediate family, or by instrument to an inter vivos or testamentary trust in which the Awards are to be passed, upon the death of the grantor, to beneficiaries who are immediate family (or otherwise approved by the Administrator).

     6.4 Withholding Tax.

          (a) In the event the Company determines that it is required to withhold income tax in connection with an Award, the Participant may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements. Payment of such withholding requirements may be made, in the discretion of the Administrator, (i) in cash, (ii) by delivery of Shares registered in the name of the Participant having a Fair Market Value at the time the Participant becomes subject to income tax equal to the minimum necessary amount of tax to be withheld,
     (iii) by the Company retaining or not issuing such number of Shares subject to the Award as have a Fair Market Value at the time the Participant becomes subject to income tax equal to the minimum necessary amount of tax to be withheld or (iv) any combination of (i), (ii) and (iii) above.

          (b) The Administrator shall be entitled as it deems appropriate to make available for issuance under this Plan Shares tendered by a Participant to satisfy the Company's withholding requirements.

     6.5 Rights in the Event of Sale, Merger or Other Reorganization. Except as expressly provided in Section 5.2 and this Section, the Participant shall have no rights by reason of any subdivision or consolidation of shares of beneficial interests of any class, the payment of any dividend in beneficial interests or any other increase or decrease in the number of shares of beneficial interests of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or shares of beneficial of another entity, and any issue by the Company of shares of beneficial interests of any class, or securities convertible into shares of beneficial interests of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price (if applicable) of Shares subject to an Award. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets. In any such event:

          (a) Unless otherwise provided in the Award Agreement for any given Award, upon any such merger (other than a merger in which the Company is the surviving entity as described in



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     Section 5.2(b) and under the terms of which the Common Shares outstanding immediately prior to the merger remain outstanding and unchanged), consolidation, or sale or transfer of assets, all rights of the Participant with respect to the unvested portion of any Award shall become immediately vested, except to the extent that any agreement or undertaking of any party to any such merger, consolidation, or sale or transfer of assets, shall make specific provision for the assumption of the obligations of the Company with respect to this Plan and the rights of Participants with respect to Awards granted hereunder.

          (b) Unless otherwise provided in the Award Agreement for any given Award, upon any such liquidation or dissolution of the Company, all rights of the Participant with respect to the unvested portion of any Award shall wholly and completely terminate and all Awards shall be canceled at the time of any such liquidation or dissolution, except to the extent that any plan pursuant to which such liquidation or dissolution is effected, shall make specific provision with respect to this Plan and the rights of Participants with respect to Awards granted hereunder.


                                    SECTION 7

                       SHARES ISSUED PURSUANT TO AN AWARD

     7.1 Issuance of Certificates. The Company shall not be required to issue or deliver any certificate for Shares issued pursuant to any Award, or any portion thereof, prior to fulfillment of all of the following applicable conditions:

          (a) The admission of such Shares to listing on all stock exchanges or markets on which the Shares are then listed to the extent such admission is necessary;

          (b) The completion of any registration or other qualification of such Shares under any federal or state securities laws or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall in its sole discretion deem necessary or advisable, or the determination by the Board in its sole discretion that no such registration or qualification is required;

          (c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable; and

          (d) The lapse of such reasonable period of time which the Board or Committee may establish for reasons of administrative convenience following the date a Participant becomes entitled to receive unrestricted Shares pursuant to an Award.

     7.2 Compliance with Securities and Other Laws. In no event shall the Company be required to sell, issue or deliver Shares pursuant to Awards if in the opinion of the Company the issuance thereof would constitute a violation by either the Participant or the Company of any provision of any law or regulation of any governmental authority or any securities exchange. As a condition of issuance of Shares pursuant to Awards, the Company may place legends on the Shares, issue stop-transfer orders and require such agreements or undertakings from the Participant as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including if the Company or its counsel deems it appropriate, representations from the Participant that the Participant is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares acquired by the Participant will be made unless registered pursuant to applicable federal and state securities laws or unless, in the opinion of counsel to the Company, such registration is unnecessary.



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                                    SECTION 8

                 TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

     8.1 Board Termination, Amendment and Modification of Plan. The Board may at any time amend or modify this Plan; provided, however, that no such action of the Board shall take effect without approval of the shareholders of the Company to the extent such approval is required by applicable law or determined by the Board to be necessary or desirable for any reason (including but not limited to the satisfaction of listing requirements on a stock exchange).

     8.2 Plan Termination. Unless terminated earlier as provided in Section 8.1, this Plan shall terminate ten (10) years from the date it is adopted by the Board and no Award shall be granted under this Plan after such expiration date. Termination of this Plan shall not alter or impair any of the rights or obligations under any Award theretofore granted under this Plan unless the Participant shall so consent.

     8.3 Effect of Termination, Amendment or Modification of Plan. Notwithstanding Sections 8.1 and 8.2, no termination, amendment or modification of this Plan shall in any manner affect any Award theretofore granted under this Plan without the written consent of the Participant or a person who shall have acquired the right to the Award by will or the laws of descent and distribution.

                                    SECTION 9

                                  MISCELLANEOUS

     9.1 Non-assignability of Awards. No Award shall be assignable or transferable by the Participant except pursuant to Section 6.3 hereof.

     9.2 Leaves of Absence. Unless the Administrator determines otherwise, the vesting of an Award granted under this Plan shall not be tolled during any unpaid leave of absence taken by a Participant.

     9.3 No Rights to Employment or Provide Service. Nothing in this Plan or in any Award granted hereunder or in any Award Agreement relating thereto shall confer upon any individual the right to continue employment with the Company or any Subsidiary.

     9.4 Purchase Offer. The Administrator may offer to purchase, for cash or Shares, any Award granted hereunder and such offer to purchase any Award shall be on such terms and conditions as the Administrator establishes and communicates to the Participant at the time the offer is extended to the Participant.

     9.5 Binding Effect. This Plan shall be binding upon the successors and assigns of the Company.

     9.6 Singular, Plural, Gender. Whenever used herein, except where the context clearly indicates to the contrary, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

     9.7 Headings. Headings of the Sections hereof are inserted for convenience and reference and constitute no part of this Plan.

     9.8 Effective  Date.  This Plan shall become  effective upon the Effective
Date.


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     9.9 Rights as Shareholder. Except as provided at Section 6.2(e), any
Participant or transferee of an Award shall have no rights as a shareholder with respect to any Shares subject to such Award prior to the date on which the Company issues to the Participant a certificate for unrestricted Shares pursuant to the Plan.

     9.10 Applicable Law. This Plan and the Awards granted hereunder shall be interpreted, administered and otherwise subject to the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

     9.11 Reports. The Company will comply with all applicable reporting and tax requirements applicable to Awards under the Code.